UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2005

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-23687
(Commission File Number)

84-1379282
(IRS Employer Identification No.)

500-750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T7
(Address of principal executive offices and Zip Code)

604-331-0995
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 -CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 6, 2005, Elisabeth DeMarse has been appointed to our Board of Directors.

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SECTION 9 -FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1 News Release of Stockgroup Information Systems Inc. dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKGROUP INFORMATION SYSTEMS INC.

By: /s/ Derek Whyte

Derek Whyte
Director
Date: July 14, 2005

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Exhibit 99.1

FOR RELEASE 6:30am EST

Stockgroup Information Systems Attracts Internet Media Expert and
Accomplished Business Strategist To Board Of Directors

New York, NY July 6, 2005: Stockgroup Information Systems (OTCBB: SWEB TSX.V: SWB) is pleased to announce the addition of Elisabeth DeMarse to the Board of Directors.

A graduate of Wellesley and Harvard Business School, and a member of the Committee of 200, Ms. DeMarse spent the last four years as President and CEO of Bankrate Inc (RATE: NASDAQ). She successfully restructured the public Internet Media Company into the #1 financial advice site as ranked by Media Metrix. Ms. DeMarse turned the Company around from a cash burn of $24 million annually to cash flow of positive $11 million and created over $12 million in annual Net Income or EPS of $0.70 in her final year before leaving. DeMarse grew advertising revenue from $5 million to $37 million. The common shares in the company as a result of the turnaround increased from $0.18 to over $20, creating significant shareholder value.

Prior to Bankrate, Ms. DeMarse played a key role as the Executive Vice President of Hoover's Inc. an Internet Company providing sales, marketing, and business development information. Dunn and Bradstreet (DNB: NYSE) purchased Hoovers for $117 million dollars or 3.7 times revenues in 2003.

Ms. DeMarse also brings 10 years of experience as member of the senior management team at Bloomberg L.P. where she participated in building the financial services organization from $50 million to $1.5 billion in annual revenues. As a member of the executive team and senior advisor to the CEO, Ms. DeMarse was responsible for building Bloomberg's Equity product, which became a top three product in the World and resulted in revenues of $432 million. Her media experience includes leveraging the Bloomberg franchise into Bloomberg.com, Bloomberg Magazine, the newswire, radio station, and radio syndicate in a master cross media build up.

Ms. DeMarse brings to Stockgroup's board extensive qualifications focused on top line growth, technology, operations, branding, marketing, new business ventures, negotiations, acquisitions, turnarounds and new product development.

"We are extremely pleased to welcome Elisabeth to our board. Her extensive experience with the online media and financial organizations coupled with her ability to contribute to significant growth for small companies will add tremendous value to Stockgroup," stated Stockgroup President and CEO Marcus New. "I am truly delighted that Stockgroup has managed to attract another prestigious and experienced individual to join the board."

"I am excited to be apart of this outstanding team and contribute first hand to the opportunities Stockgroup is attracting," says Elisabeth DeMarse "I believe Stockgroup is well positioned to capitalize on one of the largest media industry shifts of our time."

About Stockgroup Information Systems Inc.

As an online media company, Stockgroup Information Systems provides a complete financial data source for investors, investment advisory firms, press and media organizations as well as access to specific demographics for advertisers.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB) visit
www.stockgroup.com.

Contact:
Investor Relations
The Howard Group
David Gordon/Grant Howard
1.888.221.0915

The TSX Venture Exchange does not accept responsibility
for the adequacy or accuracy of this release